Exhibit 99.1

Metsera Reports First Quarter 2025 Financial Results and Continued Portfolio Progress

MET-097i, a fully biased, monthly, ultra-long acting GLP-1 receptor agonist, is in three ongoing VESPER Phase 2b trials, with data from VESPER-1 expected in mid-2025

MET-233i, a monthly, ultra-long acting amylin analog, is in Phase 1 trials as a monotherapy and co-administered with MET-097i, with five-week monotherapy data expected in Q2 2025

MET-097o, an oral formulation of MET-097i, has been accelerated and alternate oral candidate MET-224o is on track, with four-week data for selected lead expected in late 2025

$588 million cash and cash equivalents support runway into 2027

NEW YORK, May 12, 2025 – Metsera, Inc. (Nasdaq: MTSR), a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases, today reported first quarter 2025 financial results and continued portfolio progress.

“The first quarter of 2025 was a period of focused execution and acceleration at Metsera,” said Whit Bernard, Chief Executive Officer. “We remain on track to deliver on all of our committed clinical milestones for 2025, including five-week data for our ultra-long acting amylin analog MET-233i in Q2, 28-week data for our ultra-long acting GLP-1 RA MET-097i by mid-year, and multiple additional clinical readouts of our injectable and oral programs by year-end.”

Chris Visioli, Chief Financial Officer, added: “In the first quarter of 2025, we successfully completed a $316 million IPO and continued to build on our track record of efficient and disciplined capital deployment. We believe we have sufficient cash on hand to fund operations into 2027.”

Pipeline Highlights and Upcoming Milestones

MET-097i: Phase 2b program on track, with Phase 3 initiation planned in late 2025

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MET-097i is a fully biased, monthly, ultra-long acting, subcutaneously injectable GLP-1 receptor agonist (RA). In early 2025, we disclosed competitive body weight loss and differentiated tolerability data for MET-097i after twelve weekly doses, with favorable tolerability and continued weight loss up to 14.2% after a thirteenth, potential monthly dose. We plan to release additional results from this trial at the American Diabetes Association’s (ADA) 85th Scientific Sessions, in addition to several other presentations focused on MET-097i.

•	The VESPER program includes three ongoing Phase 2b trials designed to further evaluate the differentiated profile of MET-097i, and enable rapid transition into Phase 3 clinical trials:

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VESPER-1 is designed to assess weight loss of different weekly doses of MET-097i over 28 weeks in participants with obesity or overweight without type 2 diabetes. The trial was fully enrolled as of end-2024, and preliminary results are expected in mid-2025.

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VESPER-2 is designed to assess weight loss and tolerability of different weekly doses of MET-097i over 28 weeks in participants with type 2 diabetes and obesity or overweight. Preliminary results are expected in early 2026.

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VESPER-3 is designed to assess weight loss and tolerability of multiple monthly doses of MET-097i after 12 initial weekly doses in individuals with obesity or overweight without type 2 diabetes. Preliminary results are expected by year-end 2025 or in early 2026.

•	Pending VESPER-1 results, we remain on track to initiate a Phase 3 program of MET-097i in late 2025.

MET-233i: Five-week monotherapy data readout expected in Q2 2025, with additional monotherapy and co-administration readouts planned in late 2025

•	MET-233i is a monthly, ultra-long acting, subcutaneously injectable amylin analog in ongoing Phase 1 trials as a monotherapy and co-administered with MET-097i.

•	Preliminary five-week weight loss, tolerability, and pharmacokinetic data from the monotherapy Phase 1 trial are expected in Q2 2025, and 12-week data from this trial are expected in late 2025.

•	Preliminary five-week weight loss, tolerability, and pharmacokinetic data from the Phase 1 co-administration trial are expected in late 2025.

Oral peptide platform: MET-097o oral program accelerated and alternate oral candidate MET-224o on track; four-week data for selected lead expected in late 2025

•	MET-097o and MET-224o are oral, fully biased, ultra-long acting GLP-1 receptor agonists in development for the treatment of obesity and overweight.

•	Our ongoing Phase 1 formulation optimization study using prototype oral GLP-1 receptor agonist MET-002o is on track.

•	Promising preclinical oral exposure data for MET-097o, combined with the compelling clinical profile of injectable MET-097i, have led us to accelerate MET-097o as a potential lead oral candidate.

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We plan to initiate Phase 1 trials of MET-097o and MET-224o in mid-2025, and to select and advance the best-performing oral candidate based on the Phase 1 clinical data. Preliminary four-week weight loss, tolerability, and pharmacokinetic data for the selected lead candidate are expected in late 2025.

First Quarter 2025 Financial Results

Cash Position: Cash and cash equivalents were $588.3 million as of March 31, 2025, after taking into account proceeds from the IPO, compared to $352.4 million as of December 31, 2024. Based on current operating plans, Metsera estimates its existing cash and cash equivalents will be sufficient to fund projected operating expenses, working capital and capital expenditure needs into 2027.

R&D Expenses: Research and development (R&D) expenses were $57.2 million for the quarter ended March 31, 2025, compared to $17.8 million for the quarter ended March 31, 2024. R&D expenses increased primarily due to product candidate development costs related to preclinical, clinical and contract manufacturing.

G&A Expenses: General and administrative (G&A) expenses were $8.6 million for the quarter ended March 31, 2025, compared to $4.1 million for the quarter ended March 31, 2024. G&A expenses increased primarily due to personnel-related expenses, including stock-based compensation.

Net Loss: Net loss was $76.6 million for the quarter ended March 31, 2025, compared to $19.9 million for the quarter ended March 31, 2024. For the three months ended March 31, 2025, net loss consisted of R&D and G&A expenses totaling $65.8 million and a change in fair value of contingent consideration of $14.0 million. Net cash used in operating activities was $54.3 million.

Manufacturing Updates

Amneal strategic collaboration advancing as part of Metsera’s broader supply network: Construction of new Amneal facilities in India with Metsera-dedicated lines for peptide synthesis and sterile fill-finish manufacturing remains on track. Amneal also maintains extensive US manufacturing capabilities, with additional investments planned to expand this footprint. We plan to work actively with Amneal to optimize our commercial stage manufacturing footprint across Amneal’s US and global network.

Organizational Updates

Jon P. Stonehouse appointed Director: The Board of Directors of Metsera appointed Jon P. Stonehouse as a Class III director and member of the Audit Committee. Mr. Stonehouse is the Chief Executive Officer and Director of BioCryst Pharmaceuticals, Inc., a commercial stage biotechnology company, which he joined in January 2007. He has an extensive background in executive leadership roles in the biopharmaceutical industry.

Matthew Lang appointed Chief Legal Officer: Metsera appointed Matthew Lang as Chief Legal Officer and Secretary. Mr. Lang most recently served as the Chief Business Officer and Chief Legal Officer and Corporate Secretary of Lyell Immunopharma, Inc. from July 2023 to April 2025. Before joining Lyell, Mr. Lang held several executive officer positions at Myovant Sciences, Inc. between 2017 and 2023, most recently as Chief Administrative and Legal Officer. Earlier in his career Mr. Lang held roles of increasing seniority at Gilead Sciences, and was an attorney at Dechert, LLP. He received his B.A. in Classical Studies from Queen’s University at Kingston, Canada and his J.D. from the University of Pennsylvania Law School.

About Metsera

Metsera is a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases. Metsera is advancing a broad portfolio of oral and injectable incretin, non-incretin and combination therapies with potential best-in-class profiles to address multiple therapeutic targets and meet the future needs of a rapidly evolving weight loss treatment landscape. Metsera was founded in 2022 and is based in New York City. For more information, please visit us at www.metsera.com and follow us on LinkedIn and X.

Metsera may use its website as a distribution channel of material information about the Company. Financial and other important information regarding the Company is routinely posted on and accessible through the Investors & News section of its website at investors.metsera.com. In addition, you may sign up to automatically receive email alerts and other information about the Company by using the “Email Alerts” option on the Investors & Media page and submitting your email address.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements related to the timelines and design of the Company’s clinical and pre-clinical trials and data releases; the Company’s product candidate pipeline and milestone events; potential benefits of treatment with the Company’s product candidates; anticipated market opportunity and strategy; our manufacturing efforts in collaboration with Amneal; and the Company’s future financial results and cash flow projections. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, our limited operating history; our ability to generate revenue or become profitable; failure to obtain additional capital when needed on acceptable terms or at all; raising additional capital may cause dilution to our stockholders or require us to relinquish rights to our technologies or product candidates; our dependence on the success of our product candidates; risks associated with preclinical and clinical development; difficulties or delays in the commencement or completion, or the termination or suspension, of clinical trials; our ability to timely enroll patients in our clinical trials; if our current or future product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the regulatory approval processes of the FDA and comparable foreign authorities; risks associated with conducting clinical trials and preclinical studies outside of the United States; our reliance on third parties to conduct clinical trials and preclinical studies; our reliance on third parties for the manufacture and shipping of our product candidates; risks associated with our license and collaboration agreements and future strategic alliances; significant competition in our industry; product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated; our success is dependent on our ability to attract and retain highly qualified management and other clinical and scientific personal; if we or our licensors are unable to obtain, maintain, defend and enforce patent or other intellectual property protection for our current or future product candidates or technology; risks associated with our common stock and the other important factors discussed under the caption “Risk Factors” in its filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, once available, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at investors.metsera.com. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contact:

Jono Emmett

Metsera

media@metsera.com

METSERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	(unaudited) March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$588,335	$352,447
Prepaid expenses and other current assets	6,403	6,686

Total current assets	594,738	359,133
Property and equipment, net	59	57
Operating lease right-of-use asset	1,215	1,385
Intangible assets and goodwill	93,126	90,413
Other assets	1,557	—

Total assets	$690,695	$450,988

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$15,244	$20,837
Accrued expenses and other current liabilities	31,031	17,877
Note payable with related parties	8,489	8,387
Due to related parties	320	392
Operating lease liabilities, current	727	714
Contingent consideration, current	34,930	19,100

Total current liabilities	90,741	67,307
Deferred tax liabilities	8,013	7,780
Operating lease liabilities, noncurrent	514	701
Contingent consideration, noncurrent	86,040	87,850

Total liabilities	185,308	163,638

Redeemable convertible preferred stock, par value $0.00001 per share	—	540,857
Stockholders’ equity (deficit):
Preferred stock, par value $0.00001 per share	—	—
Common stock, par value $0.00001 per share	1	—
Additional paid-in capital	833,853	2,479
Accumulated other comprehensive income (loss)	5,267	1,160
Accumulated deficit	(333,734)	(257,146)

Total stockholders’ equity (deficit)	505,387	(253,507)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$690,695	$450,988

METSERA, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	(unaudited)
	For the three months ended March 31,
	2025	2024
Operating expenses:
Acquired in-process research and development	$—	$90
Research and development	57,185	17,813
General and administrative	8,603	4,075
Change in fair value of contingent consideration	14,020	(915)

Total operating expenses	79,808	21,063

Loss from operations	(79,808)	(21,063)
Other income (expense):
Interest expense	(101)	—
Foreign exchange loss	(1,590)	(1)
Interest income	4,911	893

Loss before income taxes	(76,588)	(20,171)
Income tax benefit	—	291

Net loss	$(76,588)	$(19,880)

Net loss per share of common stock, basic and diluted	$(1.03)	$(1.44)

Weighted-average shares of common stock outstanding, basic and diluted	74,391,154	13,836,678